[LETTERHEAD]


                                                        Suite 1000
                                                        170 S. Main Street
                                                        Salt Lake City, UT 84101
                                                        801 531-6888

                                                        FAX 801 322-0061


                               GRANT THORNTON LLP   Accountants and
                                                    Management Consultants

                                                    The U.S. Member Firm of
                                                    Grant Thornton International

June 5, 1998

Securities and Exchange Commission
Washington, D.C. 20549

Re:  Innovus Corporation
     File No. 0-26790

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Innovus Corporation dated June 1, 1998, and agree with the statements contained therein, except for the information contained in the first paragraph relating to the Company's Board of Directors electing to retain Hansen Barnett & Maxwell as its independent auditor, about which we have no knowledge.

Very truly yours,

/s/ Grant Thornton LLP